UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SEMA4 HOLDINGS CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

As previously reported, on January 14, 2022, Sema4 Holdings Corp. (“we”, “us”, “our”, “Sema4” or the “Company”), Orion Merger Sub I, Inc. (“Merger Sub I”), a wholly-owned subsidiary of the Company, and Orion Merger Sub II, LLC (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with GeneDx, Inc. (“GeneDx”), a wholly-owned subsidiary of OPKO Health, Inc. (“OPKO”), OPKO and GeneDx Holding 2, Inc., which will own 100% of GeneDx at the Effective Time (as defined in the Merger Agreement) (“HoldCo”), pursuant to which the Company will acquire GeneDx. The transactions contemplated by the Merger Agreement are referred to herein as the “Acquisition”.
In connection with the Acquisition, the Company filed a preliminary proxy statement (File No. 001-39482) (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2022. On March 31, 2022, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) relating to the Company’s special meeting of stockholders scheduled to be held on April 27, 2022 (the “Special Meeting”), to, among other things, obtain the approvals required to consummate the Acquisition and the Company’s related private placements of an aggregate of 50 million shares of Company’s Class A common stock at $4.00 per share, for an aggregate gross purchase price of $200 million (the “PIPE Investment,” and together with the Acquisition, the “Transactions”).
Litigation Related to the Transactions
Since the mailing of the Definitive Proxy Statement, two lawsuits have been filed in federal courts against the Company and its directors: Goudge v. Sema4 Holdings Corp., et. al., Case No. 1:22-cv-00443 (D. Del.), and Whitfield v. Sema4 Holdings Corp., et. al., Case No. 1:22-cv-01853 (E.D.N.Y.) (collectively, the “Stockholder Litigation”). The complaints name the Company and the Company’s directors as defendants. The complaints assert claims under Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-19 promulgated thereunder, and generally allege that the Definitive Proxy Statement misrepresents and/or omits certain purportedly material information relating to the Acquisition, including allegations relating to the background of the Acquisition, financial projections, and analyses of Sema4’s financial advisor. The complaints seek a variety of equitable and injunctive relief including, among other things, an injunction enjoining the stockholder votes on the Transactions, rescission of the Transactions if they were consummated, and costs and attorneys’ fees.
Prior to the mailing of the Definitive Proxy Statement, two purported stockholders of the Company sent demand letters regarding the Preliminary Proxy Statement, and since the mailing of the Definitive Proxy Statement, three purported stockholders have sent demand letters regarding the Definitive Proxy Statement (the “Demand Letters”). Based on the same core allegations as the Stockholder Litigation, the Demand Letters request that the Company disseminate corrective disclosures in an amendment or supplement to the proxy statement.
The Company is including in this Supplement to the Definitive Proxy Statement (this “Supplement”) certain supplemental disclosures regarding the Acquisition. The Company and its board of directors believe that the allegations and claims asserted in the Stockholder Litigation and the Demand Letters are without merit, and that the supplemental disclosures set forth herein are not required or necessary under applicable laws. However, solely in order to avoid the risk of the Stockholder Litigation or the Demand Letters delaying or otherwise adversely affecting the Transactions and to minimize the costs, risks, and uncertainties inherent in defending the claims, the Company hereby voluntarily amends and supplements the Definitive Proxy Statement, as set forth in this Supplement. The Company and the members of its board of directors deny any liability or wrongdoing in connection with the Definitive Proxy Statement. This Supplement should not be regarded as an indication that Sema4 or its respective affiliates, officers, directors or other representatives, or any recipient of this information, considered or now considers the information contained in this Supplement to be material; rather, Sema4 believes that the Definitive Proxy Statement as filed on March 31, 2022 disclosed all necessary information and denies that any additional disclosures are or were required under any federal or state law.

This Supplement and the disclosure provided herein does not affect the Transactions or the timing of the Special Meeting scheduled for April 27, 2022, as described in the Definitive Proxy Statement. The Company’s Board of Directors continues to unanimously recommend that you vote “FOR” each of the proposals being considered at the Special Meeting.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety and is available free of charge on the Internet site maintained by the SEC at http://www.sec.gov. Page references in the below disclosures are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement. New text is underlined.
The disclosure on pages 127–128 of the Definitive Proxy Statement is hereby supplemented by adding in additional disclosures as follows:
Certain Projected Financial Information
GeneDx Prospective Financial Information
In connection with the evaluation of the Acquisition, the Company’s management reviewed certain unaudited prospective financial information for GeneDx for fiscal years 2021 through 2025 prepared by GeneDx management. Following the Company’s diligence of GeneDx, the Company’s management made certain adjustments to the unaudited prospective financial information prepared by GeneDx management. The adjustments made by the Company’s management included a more conservative estimate on average selling prices (ASPs) for GeneDx’s diagnostic products, extending the timing required to drive adoption of GeneDx’s whole exome and genome sequencing solution into new markets, and lowering the productivity assumptions of GeneDx’s planned salesforce expansion. The adjustments made by the Company’s management were intended to reflect inherent uncertainties and risks in this type of unaudited prospective financial information. The Company’s management also provided growth and margin guidance for extending the unaudited prospective financial information through 2040 for purposes of Goldman Sachs’s financial analysis, as adjusted by the Company’s management (which is referred to in this proxy statement as the Adjusted Extended GeneDx Guidance). The unaudited prospective financial information for GeneDx, reflecting adjustments made by the Company’s management, including the Adjusted Extended GeneDx Guidance, is referred to in this proxy statement as the Adjusted GeneDx Projections. The Company is electing to provide the Adjusted GeneDx Projections in this section of the proxy statement to provide the Company’s stockholders access to certain non-public unaudited prospective financial information about GeneDx that was provided to the Board in connection with its evaluation of the proposed transaction and to Goldman Sachs for its use and reliance in connection with its financial analyses and opinion as described in “The Acquisition—Opinion of Sema4’s Financial Advisor.”
The Adjusted GeneDx Projections were developed from historical financial statements and reflect numerous assumptions and estimates that GeneDx’s and the Company’s management made in good faith at the time the Adjusted GeneDx Projections were prepared, including, without limitation, as to industry performance, general business, economic, regulatory, market and financial conditions and other future events. In particular, the Adjusted GeneDx Projections reflect the adjustments made by the Company’s management discussed above. These assumptions and estimates are inherently uncertain, may be beyond the control of GeneDx or any other person, were made as of the date the Adjusted GeneDx Projections was prepared, and may not be reflective of actual results, either since the date such information was prepared, now or in the future, in light of changed circumstances, economic conditions, or other developments.

Adjusted GeneDx Projections

	For the Forecast Year Ended December 31,
(in millions, except percentages)	2021E	2022E	2023E	2024E	2025E
	(unaudited)
Revenue	$116	$130	$174	$253	$337
Adjusted Gross Profit(1)	23	42	69	220	151
Adjusted Gross Margin (%)(2)	20	32	40	43	45
Operating profit (loss)	(26)	(70)	(57)	(7)	28
Depreciation and amortization	5	6	8	11	12
EBITDA(3)	(22)	(64)	(49)	4	40
Cash taxes	0	0	0	0	7
Capital expenditures	0	15	15	28	12
Changes in net working capital	6	1	2	4	4
Adjusted Free Cash Flow(4)	(28)	(80)	(66)	(28)	17
__________________
(1)Non-GAAP financial measure calculated as revenue less cost of services excluding certain one-time non-recurring items, including a one-time tax refund in 2021 ($5.5 million), and stock-based compensation expense in 2022–2025. The most directly comparable GAAP measure to Adjusted Gross Profit is gross profit. GeneDx’s and the Company’s management did not provide a reconciliation of the projected Adjusted Gross Profit to projected gross profit estimates because it was not possible to estimate, without unreasonable efforts, the impact of stock-based compensation expense on projected gross profit, which could be material.
(2)Non-GAAP financial measure calculated as adjusted gross profit divided by revenue. The most directly comparable GAAP measure to Adjusted Gross Margin is gross margin. GeneDx’s and the Company’s management did not provide a reconciliation of the projected Adjusted Gross Margin to projected gross margin estimates because it was not possible to estimate, without unreasonable efforts, the impact of stock-based compensation expense on projected gross margin, which could be material.
(3)Non-GAAP financial measure calculated as net loss adjusted for interest expense, depreciation and amortization and stock-based compensation expense. The most directly comparable GAAP measure to EBITDA is net loss. GeneDx’s and the Company’s management did not provide a reconciliation of the projected EBITDA to projected net loss estimates because it was not possible to estimate, without unreasonable efforts, the impact of interest expense, depreciation and amortization and stock-based compensation expense on projected net loss, which could be material.
(4)Non-GAAP financial measure calculated as net loss plus depreciation and amortization, less capital expenditures, less stock-based compensation expense, and less (plus) changes in net working capital. The most directly comparable GAAP measure to Adjusted Free Cash Flow is net loss. GeneDx’s and the Company’s management did not provide a reconciliation of the projected Adjusted Free Cash Flow to projected net loss estimates because it was not possible to estimate, without unreasonable efforts, the impact of depreciation and amortization, capital expenditures, stock-based compensation expense and changes in net working capital on projected net loss, which could be material.
Adjusted Extended GeneDx Guidance
As discussed above, the Company’s management also provided growth and margin guidance for extending the unaudited prospective financial information through 2040 for purposes of Goldman Sachs’s financial analysis, as adjusted by the Company’s management. The Adjusted Extended GeneDx Guidance assumed:
•GeneDx’s projected revenue increasing to $1,189 million for the forecast year ended December 31, 2040, reflecting a 13% compound annual growth rate over the period from the forecast year ended December 31, 2022 to the forecast year ended December 31, 2040.
•GeneDx’s projected Adjusted Gross Profit increasing to $611 million for the forecast year ended December 31, 2040, reflecting a projected Adjusted Gross Margin of 51.4%.
•GeneDx’s projected EBITDA increasing to $376 million and GeneDx’s projected Adjusted Free Cash Flow increasing to $257 million for the forecast year ended December 31, 2040.
◦These projections further assumed projected operating profit of $348 million, projected depreciation and amortization of $28 million, projected cash taxes of $(87) million, projected capital expenditures of $(29) million and projected changes in net working capital of $(2) million for the forecast year ended December 31, 2040.
As described in more detail in the footnotes to the table set forth above, Adjusted Gross Profit, Adjusted Gross Margin, EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Given the forward-looking nature of the Adjusted Extended GeneDx Guidance, specific quantifications of the amounts that would be required to reconcile these non-GAAP financial measures to the corresponding most directly comparable GAAP measures are not available because it was not possible to estimate these amounts without unreasonable efforts.

– END OF SUPPLEMENT TO PROXY STATEMENT –

Cautionary Statement Regarding Forward Looking Statements
This Supplement contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transactions, including statements regarding projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Supplement, including but not limited to: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s securities, (ii) the risk that the Transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the Transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the Merger Agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the Merger Agreement, (iii) the inability to complete the PIPE Investment and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the PIPE Investment, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the Transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the Transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the Transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the Merger Agreement or the Transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, and (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Definitive Proxy Statement and other documents filed by Sema4 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Sema4 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Sema4 gives no assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.
Important Information About the Proposed Transactions and Where to Find It
In connection with the Transactions, the Company has filed with the SEC the Definitive Proxy Statement, which includes the proxy statement and certain other related documents and is both the proxy statement distributed to holders of shares of the Company’s Class A common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Transactions and the other matters described in the Definitive Proxy Statement. The Definitive Proxy Statement was filed with the SEC on March 31, 2022, and the Company commenced mailing the proxy statement to its stockholders on or about March 31, 2022. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any amendments and supplements thereto, as well as other documents filed with the SEC in connection with the Transactions, as these materials contain important information about the parties to the Merger Agreement and the Transactions. Stockholders may also obtain copies of the proxy statement, and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge at the Company’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.
Participants in the Solicitation
Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed Transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts reported in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Transactions are contained in the Definitive Proxy Statement. You may obtain free copies of these documents as described in the preceding paragraph.
No Offer or Solicitation
This Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.